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                               OPERATING AGREEMENT

                                       OF

                               ATHENA HOLDINGS LLC


         THIS OPERATING AGREEMENT is made and entered into as of March 13, 1998, by and between Advantage Learning Systems, Inc., a Wisconsin corporation ("Advantage") and DezCon, LLC, a Wisconsin limited liability company ("DezCon"), collectively the Members of Athena Holdings LLC, a Wisconsin limited liability company, for the purposes of providing the rights, obligations, and restrictions as set forth herein with the force and effect of an operating agreement as provided for in the Wisconsin Limited Liability Company Law ("WLLCL") and Michael J. Dwyer solely for the purpose of making the acknowledgment at the end of this Operating Agreement.

                              W I T N E S S E T H:

         WHEREAS, the Members have formed a limited liability company pursuant to the WLLCL (the "Company") for the purposes set forth below; and

         WHEREAS, the Articles of Organization for the Company were filed with the Department of Financial Institutions for the State of Wisconsin on March 10, 1998.

         NOW, THEREFORE, in consideration of the mutual promises made herein, the parties hereby agree to manage and operate the Company pursuant to this Operating Agreement as follows:

                                    ARTICLE 1
                               GENERAL PROVISIONS

SECTION 1.1. GENERAL PURPOSE. The Company's general purpose and business is to acquire, hold, develop, improve, manage, finance, lease and/or sell the real property located within the Old Sauk Trails Park in Madison, Wisconsin more particularly described on EXHIBIT A attached hereto (the "Property"), and to pursue other business and investment opportunities as the members may jointly determine may be beneficial for the Company and which are not prohibited by the WLLCL, and the Company shall have all powers necessary or appropriate to that business.

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SECTION 1.2. DEFINITIONS.  For purposes of this Operating  Agreement, the following terms shall have the meanings ascribed to them, and any derivatives of these terms shall have correlative meanings:

         (a) "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in the Member's Capital Account as of the end of the relevant Fiscal Period, after giving effect to the following adjustments:

              (i) the Capital Account shall be credited any amounts that the Member is deemed obligated to restore pursuant to the penultimate sentences of section 1.704-2(g)(1) and (i)(5) of the Treasury Regulations; and

             (ii)  the Capital Account shall be debited the items described in section 1.704-1(b)(2)(ii)(d)(4), (5), and (6) of the Treasury Regulations.

            (iii)  This definition is intended to comply with the provisions of section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations and shall be interpreted consistently therewith.

         (b)       [intentionally omitted]

         (c) "Affiliates" means, when used with reference to a specified person, (i) any person that directly or indirectly, controls, is controlled by or is under common control with the specified person,
         (ii) any person who is an officer of, partner in or trustee of, or who serves in a similar capacity with respect to, the specified person,
         (iii) any person who directly or indirectly, is the beneficial owner of 10% or more of any ownership interest or securities of the specified person, or (iv) any corporation, partnership, limited liability company or other entity of which the specified person serves as an officer, director, managing partner, managing member or in a similar capacity.

         (d) "Articles" means the Company's Articles of Organization as filed with the Wisconsin Department of Financial Institutions, a copy of which is attached as EXHIBIT B.

         (e) "Capital Account" means the account established and maintained for each Member pursuant to Article 3.

         (f) "Capital Contribution" means the gross amount of cash, property, services rendered, or promissory notes or other written obligations to provide cash or property or to perform services, in each case at its Value, contributed to the Company by any Member with respect to his or its Membership Interest.

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              (g) "Cash Available for Distribution" means Cash Flow less
         Reserves.

              (h) "Cash Flow" means cash funds provided from operations, including proceeds from leases or the release of Reserves, without deducting for depreciation, amortization, or similar noncash allowances, but after deducting cash funds used to pay for all operating expenses, Debt payments, improvements, replacements, or other cash outlays actually incurred.

              (i) "Cash From Sales or Refinancings" means all cash funds, if any, from the sale of any portion of the Company's assets or from the refinancing of the Property after repayment of the existing Debt, less any portion thereof used to establish Reserves and pay expenses of the Company associated with the refinancing.

              (j) "Code" means the Internal Revenue Code of 1986, as amended (or any corresponding provisions of succeeding law).

              (k) "Company" means Athena Holdings LLC.

              (l) "Debt" means (i) any indebtedness for borrowed money or the deferred purchase price of property as evidenced by a note, bond, or other instrument, (ii) obligations as lessee under capital leases,
         (iii) obligations secured by any mortgage, pledge, security interest, encumbrance, lien, or charge of any kind existing on any asset owned or held by the Company whether or not the Company has assumed or become liable for the obligations, and (iv) obligations under direct or indirect guarantees of indebtedness (including obligations, contingent or otherwise, to assure a creditor against loss in respect of indebtedness), or obligations of the kinds referred to in (i)-(iii) above, provided that the Debt shall not include obligations in respect of any accounts payable that are incurred in the ordinary course of the Company's business and are not delinquent or are being contested in good faith by appropriate proceedings. In determining the amount of Debt in any given circumstance, section 752(c) and any related provisions of the Code and Treasury Regulations shall be taken into account if appropriate.

              (m) "Depreciation" means, for each Fiscal Period of the Company, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for the Fiscal Period under the Code, except that if the Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of the Fiscal Period, Depreciation shall be an amount that bears the same ratio to the beginning Value as the federal income tax depreciation, amortization, or other cost recovery deduction for the Fiscal Period bears to the beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of the Fiscal Period is zero, Depreciation shall be determined with reference to

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         the beginning Value using any reasonable method selected by both of the Members consistent with the purpose and intent of this definition.

              (n) "Design/Build Contract" means the contract to be entered by and between the Company and Planning Associates, in form reasonably acceptable to both Members, which will set forth the design and construction services to be performed by Planning Associates for the Project, the fee to be paid Planning Associates for such services, and other matters related to the design and construction of the Project.

              (o) "Development Budget" means the budget for acquisition of the Property and development of the Project as set forth on EXHIBIT D attached hereto, as the same may be revised from time to time in accordance with Section 7.7.

              (p) "Dissolution Event" means (i) the sale or other disposition of all or substantially all of the Project; (ii) the election by Advantage or DezCon to abandon development of the Project and to dissolve the Company in the event the Company is unable to satisfy or waive the contingencies contained in the offer to purchase for the Property entered into by DezCon and the current owner of the Property, and Advantage does not elect to proceed with the project pursuant to
         Section 11.7; or (iii) the election by unanimous consent of the Members to dissolve the Company other than in connection with the abandonment of development of the Project under subsection (ii), above.

              (q) "Distribution" means the aggregate amount of any payment pursuant to Article 5 to Members with respect to Membership Interests of cash, property, services rendered, or promissory notes or other obligations to provide cash or property or to perform services, in each case at its Value.

              (r) "Fiscal Period" means any 12-month period ending on December 31 or any portion of that period for which the Company is required to allocate Profits, Losses, and other items of income, gain, loss, or deduction for federal income tax purposes.

              (s) "GMP" means the guaranteed maximum price set forth in the Design/Build Contract.

              (t) "Held" or "Hold" means, when applied to Membership Interests, owned and controlled, and specifically includes Membership Interests deemed to be Held pursuant to Section 9.2 and/or Section 9.5(c), and each Member shall be conclusively presumed to Hold the Membership Interest set forth herein, as amended from time to time, until Transferred in accordance with Article 9.

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              (u) "Involuntary Transfer" means any Transfer of a Membership
         Interest by operation of law or in any transaction, proceeding, or action by or in which a Member would, but for the provisions of Section 9.5, be involuntarily deprived or divested of any right, title, or interest in or to any Membership Interest, including, without limitation, (i) a Transfer on death or bankruptcy, (ii) any foreclosure of a security interest in the Membership Interest (including a Membership Interest that has been pledged to a financial institution solely as security for a Company Debt), (iii) any seizure under levy of attachment or execution, or (iv) any Transfer to a state or to a public office or agency pursuant to any statute pertaining to escheat or abandoned property or forfeiture.

              (v) "Involuntary Transferee" means any creditor, receiver, trust or trustee, estate, beneficiary, or other person to whom Membership Interests are Transferred pursuant to Section 9.5.

              (w) "Leases" mean the lease to the Institute for Academic Excellence, Inc. ("Institute") for space within the Project in the form as that attached hereto as EXHIBIT E, the lease to Planning Associates, Inc. ("Planning Associates") for space within the Project in the form as that attached hereto as EXHIBIT F, and any other lease hereafter entered into by the Company for the lease of space within the Project .

              (x) "Managing Member" means the Member chosen to manage the day-to-day operations of the Company pursuant to Section 7.1 and has the powers and shall perform the duties set forth in this Operating Agreement. Any reference in this Operating Agreement to Managing Member refers to such person or entity solely in the role of Managing Member and not in their role as a Member.

              (y) "Member" means each party signing this Operating Agreement as a Member and any person or entity that becomes a Member after acquiring a Membership Interest pursuant to Article 8.

              (z) "Member Nonrecourse Debt" has the same meaning as "partner nonrecourse debt" as set forth in section 1.704-2(b)(4) of the Treasury Regulations.

              (aa) "Member Nonrecourse Debt Minimum Gain" means an amount, with respect to each Member Nonrecourse Debt, equal to the Minimum Gain that would result if the Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with section 1.704-2(i)(3) of the Treasury Regulations.

              (bb) "Member Nonrecourse Deductions" has the same meaning as "partner nonrecourse deductions" as set forth in section 1.704-2(i)(1) and (2) of the Treasury Regulations.

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              (cc) "Membership Interest" means the interests of a Member in the
         Profits, Losses and capital of the Company, and the commitments for which a Member is responsible under the WLLCL and as provided in this Operating Agreement. No individual right or obligation represented by a Membership Interest may be separately transferred or relinquished, whether voluntarily or by operation of law.

              (dd) "Minimum Gain" has the same meaning as "partnership minimum gain" as set forth in sections 1.704-2(b)(2) and (d) of the Treasury Regulations.

              (ee) "Nonrecourse Deductions" has the meaning set forth in section 1.704-2(b)(1) of the Treasury Regulations. The amount of Nonrecourse Deductions for a Fiscal Period of the Company equals the net increase, if any, in the amount of Minimum Gain during that Fiscal Period, determined according to the provisions of section 1.704-2(c) of the Treasury Regulations.

              (ff) "Nonrecourse Liability" has the meaning set forth in section 1.704-2(b)(3) of the Treasury Regulations.

              (gg) "Notice of Involuntary Transfer" means the written notice to be sent by a Transferor and an Involuntary Transferee to the Company pursuant to Section 9.5 describing the event giving rise to the Involuntary Transfer; the date upon which the Transfer occurred; the reason or reasons for the Transfer; the name, address and capacity of the Involuntary Transferee; and the Membership Interest involved.

              (hh) "Notice of Transfer" means the written notice to be sent by a Transferor to the Company and the other Members pursuant to Section 9.3 before any proposed Transfer stating the Membership Interest proposed to be transferred; the name and address of the prospective Transferee; the date on which the Transfer is to occur (which date shall not be later than one hundred eighty (180) days nor earlier than sixty (60) days after the date of the Notice of Transfer); and the sale price, the terms of payment, and the other material terms and conditions of the proposed Transfer.

              (ii) "Offer" means the offer to sell the Membership Interest identified in a Notice of Involuntary Transfer that is represented by the Notice of Involuntary Transfer pursuant to Section 9.5.

              (jj) "Operating Agreement" means this Operating Agreement and all exhibits attached hereto.

              (kk) "Operating Budget" means the budget for the day-to-day operations of the Partnership as approved from time to time by the Members under Section 7.8.

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              (ll) "Percentage Interests" means the percentage interests of each
         Member in the management and control of the Company as set forth on EXHIBIT C attached hereto, subject to adjustment under Section 3.3.

              (mm) "Permitted Assignee" means with respect to a Member, (i) the shareholders, officers, directors, partners or members of a Member,
         (ii) the spouse or the issue of any person identified in subsection
         (i), above, (iii) another Member, (iv) a trust created for the benefit of any of the foregoing, or, in the case of a trust, the beneficiaries of the trust, or (v) to an entity controlled by, controlling, or under common control with a Member or any entity identified in subsection
         (i), above.

              (nn) [intentionally omitted]

              (oo) "Prime Rate" means the highest base rate on corporate loans posted by at least 75% of the thirty (30) largest banks in the United States as published from time to time by The Wall Street Journal.

              (pp) "Profits" and "Losses" mean, for each Fiscal Period, amounts equal to the Company's taxable income and loss for the Fiscal Period, determined in accordance with section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

                   (i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to the taxable income or loss.

                  (ii) Any expenditures of the Company described in section 705(a)(2)(B) of the Code or treated as section 705(a)(2)(B) expenditures as described in section 1.704-1(b)(2)(iv)(i) of the Treasury Regulations, and not otherwise taken into account in computing Profits or Losses pursuant to this definition, shall be subtracted from the taxable income or loss.

                 (iii) In the event the Value of any asset of the Company is adjusted pursuant to the definition of Value below, the amount of the adjustment shall be taken into account as gain or loss from the disposition of the asset for purposes of computing Profits and Losses.


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                  (iv)  Gain or loss resulting from the Company's disposition of any property, with respect to which gain or loss is recognized for federal income tax purposes, shall be computed by reference to the Value of the property disposed of, notwithstanding that the property's adjusted tax basis differs from its Value.

                   (v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for the fiscal year or other period.

                  (vi) To the extent that an adjustment to the adjusted tax basis of any Company asset pursuant to section 734(b) or 743(b) of the Code must be taken into account pursuant to section 1.704-1(b)(2)(iv)(m) of the Treasury Regulations in determining Capital Accounts as a result of a Distribution other than in complete liquidation of a Member's Membership Interest, the amount of the adjustment shall be treated as an item of gain (if the adjustment increases the asset's basis) or loss (if the adjustment decreases the asset's basis) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses.

                 (vii) Notwithstanding any other provisions of this definition, any items that are specially allocated pursuant to Sections 6.2 and 6.3 shall not be taken into account in computing Profits or Losses.

                (viii) The amounts of the items of income, gain, loss, and deduction available to be specially allocated pursuant to Sections 6.2 and 6.3 shall be determined by applying rules analogous to those set forth in this definition as appropriate.

              (qq) "Project" means the Property and the development thereon of an approximately 73,638 square foot, three-story professional office building, surface parking and related site work.

              (rr) "Project Financing" means the financing described in Section 3.2.

              (ss) "Property" means approximately 4.62 acres of land located within the First Addition to Old Sauk Trails in the City of Madison, Wisconsin, more particularly described on EXHIBIT A attached hereto.

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              (tt) "Property Management Contract" means the property management contract to be entered into by the Company with Planning Associates, a copy of which is attached hereto as EXHIBIT H.

              (uu) "Reserves" means, with respect to any Fiscal Period, any funds set aside or amounts allocated during or with respect to that period, in amounts reasonably established by both Members, for repairs, replacements, contingencies, working capital, or other outlays, known or unknown, contingent or otherwise.

              (vv) "Transfer" means sell, give, assign, bequeath, pledge or otherwise encumber, divest, dispose of, or transfer ownership or control of all, any part of, or any interest in, whether voluntarily or by operation of law, either inter vivos or upon death, but does not include, with respect to a Membership Interest, a pledge of the Membership Interest to a financial institution solely as security for a Company Debt.

              (ww) "Transferee" means any person acquiring a Membership Interest pursuant to the terms of Article 9.

              (xx) "Transferor" means a Member who proposes to Transfer any of his or its Membership Interest pursuant to the terms of Article 9.

              (yy) "Treasury Regulations" means the regulations adopted from time to time by the Department of the Treasury under the Code, and any references to "partners" and "partnership" in those regulations shall refer, as appropriate, to Members and the Company, respectively.

              (zz) "Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

                  (i) The initial Value of any asset contributed by a Member to the Company shall be the gross fair market value of the asset, as determined by both of the Members.

                  (ii) The Values of all Company assets shall be adjusted to equal their respective gross fair market values, as reasonably determined by both of the Members, as of the following times: (A) the acquisition of additional Membership Interests by any new or existing Member in exchange for more than a de minimis Capital Contribution; (B) the Company's Distribution to a Member of more than a de minimis amount of the Company's property as consideration for his or her Membership Interest if the Members reasonably

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

                        determine that the adjustment is necessary or appropriate to reflect the Members' relative economic interests in the Company; and (C) the liquidation of the Company within the meaning of section
                        1.704-1(b)(2)(ii)(g) of the Treasury Regulations.

                 (iii) The Value of any asset of the Company distributed to any Member shall be the gross fair market value of the asset on the date of Distribution reasonably determined by both of the Members.

                 (iv) The Value of the Company assets shall be increased (or decreased) to reflect any adjustments to the assets' adjusted basis pursuant to section 734(b) or 743(b) of the Code, but only to the extent that the adjustments are taken into account in determining Capital Accounts pursuant to Section 6.2(g) as required by section 1.704-1(b)(2)(iv)(m) of the Treasury
                        Regulations; provided, however, that Values shall not be adjusted pursuant to this Clause (iv) to the extent that both of the Members reasonably determine that an adjustment pursuant to Clause (ii) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this Clause (iv).

    If the Value of an asset has been determined or adjusted pursuant to Clause
    (i), (ii), or (iv) above, the Value shall thereafter be adjusted by the Depreciation taken into account with respect to the asset for purposes of computing Profits and Losses.

                                    ARTICLE 2
                               GENERAL PROVISIONS

    SECTION 2.1. NAME. The name of the Company is "Athena Holdings LLC".

    SECTION 2.2. PRINCIPAL OFFICE, REGISTERED OFFICE AND REGISTERED AGENT.

         (a) Initial Office and Agent. The principal business office of the Company and the Company's Registered Office initially shall be located at 455 Science Drive, Madison, Wisconsin and shall be changed to the address for the Project once Institute has taken possession of its space under its lease for a portion of the Project. The Company's Registered Agent shall be Stuart Udell.

         (b) Filing on Change. Upon the appointment of a new Registered Agent or the change of the Registered Office, the Managing Member shall file or cause the filing of the

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    document required by section 183.0105 of the WLLCL as appropriate to the circumstances.

                                    ARTICLE 3
                              CAPITAL CONTRIBUTIONS

    SECTION 3.1 CAPITAL CONTRIBUTIONS. Each Member has made an initial Capital Contribution of the amount set forth in EXHIBIT C.

    SECTION 3.2. PROJECT FINANCING. The Members shall seek development and "mini-perm" financing for the Project on the most favorable terms reasonably available. Members shall deliver to each other all information and proposals from lenders relating to the financing available to the Company. Prior to securing any financing, Advantage shall have the right, but not the obligation, to elect to provide financing to the Company on the same terms and conditions as those contained in the most favorable proposal submitted to the Company for nonrecourse financing.

    SECTION 3.3. OPERATING DEFICIT. If the operating cash requirements of the Company exceed available cash from Company operations, the Managing Member shall first seek third party financing for the shortfall ("Operating Deficit"), on commercially reasonable terms and at competitive rates. If available at commercially reasonable terms and at competitive rates, the Company shall take out a loan to finance the Operating Deficit. If the Managing Member is unable to obtain a loan on commercially reasonable terms and at competitive rates, which rates shall not exceed an annual rate of 3% plus the Prime Rate, the Managing Member shall notify each Member of the need to contribute each Member's prorata share of the Operating Deficit, based on each Member's Percentage Interest in the Company. Each Member's share of the Operating Deficit as hereinabove calculated shall be referred to as the "Member Operating Deficit Share". If any Member does not contribute to the Company all or any part of its Member Operating Deficit Share (the "Default Amount"), the nondefaulting Member shall have the option to contribute the Default Amount to the Company and each Member's Percentage Interest shall be adjusted accordingly; provided, however, that for purposes of computing such adjustment, DezCon's initial capital contribution shall be deemed to be $300,000.00, and the initial total capital contribution of the Members shall be deemed to be $1,000,000.00. By way of example, if the Operating Deficit is $50,000.00, Advantage's Member Operating Deficit Share is $35,000.00 (70% times $50,000.00) and DezCon's Member Operating Deficit Share is $15,000.00 (30% times $50,000.00). If DezCon only contributes to the Company $2,000.00 of its Member Operating Deficit Share and this is the first time that the Company has required additional capital contributions from the Members pursuant to this Section 3.3, the Default Amount is $13,000.00 ($15,000.00 minus $2,000.00). Assuming that Advantage contributes to the capital of the Company both its Member Operating Deficit Share and the Default Amount, Advantage's and DezCon's Percentage Interests in the Company shall be adjusted as follows:

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    DezCon's Percentage                Initial Capital Contribution
     Interest                =         Value + Section .3.3 Deficit
                                       Contributions 1,000,000.00 + Aggregate
                                         Section .3.4 Deficit Contributions

                             =         $300,000.00 + $2,000
                                       -----------------------
                                       $1,000,000.00 + $50,000

                             =         28.76%

    Advantage's Percentage             $700,000.00 + $48,000.00
                                       ------------------------
     Interest                =         $1,000,000.00 + $50,000

                             =         71.24%

    The provisions of this Section 3.3 are for the benefit of Members only and not third party creditors of the Company.

    SECTION 3.4. ADJUSTED CAPITAL CONTRIBUTIONS. The Capital Contributions attributable to the Membership Interest held by a Member shall be adjusted as follows:

         (a) Increase. The Capital Contributions shall be increased by the amount of any of the Company's Debt that, in connection with Distributions, is assumed by the Member or is secured by any property of the Company distributed to the Member.

         (b) Reduction. The Capital Contributions shall be reduced by the amount of any Debt of the Member that is assumed by the Company or secured by any property contributed by the Member to the Company.

         (c) Transfers. If any Member Transfers all or any portion of his or her Membership Interest in accordance with the terms of this Operating Agreement, the Transferee shall succeed to the Transferor's Capital Contribution, as adjusted under this Section 3.4, to the extent that it relates to the Transferred Membership Interest.

    SECTION 3.5. RETURN OF CAPITAL. No Member is entitled to withdraw or resign from the Company, to receive a return of any part of its Capital Contribution, to receive any distribution or to receive a repayment of any balance in its Capital Account, except as expressly provided in this Operating Agreement. No Member has the right to demand that distributions be in kind. No Member will be paid interest on any Capital Contribution or on such Member's Capital Account.

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

    SECTION 3.6. BREACH OF LEASE. If the Institute or Planning Associates fails to make a monetary payment when due or payable under their respective Leases, after having had the opportunity to remedy or cure such failure as permitted under their respective Leases, any amounts due Advantage, in the event of a default by the Institute, or any amounts due DezCon, in the event of a default by Planning Associates under this Agreement may be offset against any amounts due the Company from the defaulting party under the applicable Lease.

                                    ARTICLE 4
                                CAPITAL ACCOUNTS

    SECTION 4.1 CAPITAL ACCOUNTS. There shall be established and maintained with respect to the Membership Interest Held by each Member a Capital Account in accordance with the following:

         (a) Credits. To each Member's Capital Account there shall be credited
    (i) the Member's Capital Contributions (including additional contributions under Section 3.3, if made), (ii) the Member's allocable share of Profits pursuant to Section 6.1 and any items in the nature of income or gain that are specially allocated pursuant to Section 6.2 and Section 6.3.

         (b) Debits. To each Member's Capital Account there shall be debited (i) the amount of cash and the Value of any property distributed to the Member,
    (ii) the Member's allocable share of Losses pursuant to Section 6.1 and any items in the nature of deductions or losses specially allocated pursuant to
    Section 6.2 and Section 6.3.

         (c) Transfers. If any Member Transfers all or any portion of his or its Membership Interest in accordance with the terms of this Operating Agreement, the Transferee shall succeed to the Transferor's Capital Contribution and Capital Account to the extent related to the Membership Interest transferred.

    SECTION 4.2. INTERPRETATION. The provisions of Section 4.1 and the other provisions of this Operating Agreement relating to the maintenance of Capital Accounts are intended to comply with section 1.704-1(b) of the Treasury Regulations and shall be interpreted and applied in a manner consistent with that Treasury Regulation. If the Members determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits to those Capital Accounts are computed in order to comply with the Treasury Regulations, the Members may make the modification, provided that it is not likely to have a material effect on the amounts distributable to any Member pursuant to Article 11 upon the dissolution of the Company. The Members also shall (a) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts and the amount of capital reflected on the Company's

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

balance sheet, as computed for book purposes, in accordance with section 1.704-1(b)(2)(iv)(g) of the Treasury Regulations, and (b) make any appropriate modifications in the event that unanticipated events might otherwise cause this Operating Agreement not to comply with section 1.704-1(b) of the Treasury Regulations.

                                    ARTICLE 5
                                  DISTRIBUTIONS

    SECTION 5.1 CASH AVAILABLE FOR DISTRIBUTION. Except as otherwise provided in
Section 5.3, the Managing Member shall distribute, within forty-five (45) days after the end of each calendar year, Cash Available for Distribution pro rata to DezCon and Advantage, in accordance with their Percentage Interests.

    SECTION 5.2. CASH FROM SALES OR REFINANCINGS. Except as otherwise provided in Section 5.3, at such times as reasonably determined by the Members but in any event within forty-five (45) days after the end of each calendar year, Cash From Sales or Refinancings shall be distributed prorata to Advantage and DezCon, in accordance with their Percentage Interests.

    SECTION 5.3. LIQUIDATING DISTRIBUTION. If the Company is liquidated pursuant to Article 11, the assets to be distributed pursuant to Section 11.3(d) shall be distributed to the Members in accordance with their Capital Account balances after making the adjustments for allocations under Article 3 and Article 6.

                                    ARTICLE 6
                        ALLOCATION OF PROFITS AND LOSSES

    SECTION 6.1. PROFITS AND LOSSES.

         (a) Profits. Except as provided below in this Article 6, Profits, for each Fiscal Period shall be allocated among the Members as follows:

              (i) First, to offset any prior Loss allocations under Section 6.1(b)(ii) and then Section 6.1(b)(i) to the extent not off-set by prior allocations of Profits under this Section 6.1(a)(i); and

              (ii) The balance, if any, prorata to DezCon and Advantage in accordance with their Percentage Interests.

         (b) Losses. Except as provided below in this Article 6, Losses shall be allocated among the Members as follows:

              (i) First, to the extent of the Members' positive Capital Account balances, in accordance with a ratio for each Member in which the numerator is the Member's positive Capital Account balance and the denominator is the aggregate of all Members' positive Capital Account balances; and

              (ii) The balance, prorata to DezCon and Advantage in accordance with their Percentage Interests.

         (c) Gain from Sales or Refinancings. Gain from the sale or other disposition of all or substantially all of the Company's Assets or from the refinancing of the Property (to the extent there is sufficient gain), shall be allocated as follows:

              (i) First, to offset any prior Loss Allocations under Section 6.1(b)(i) to the extent not offset by prior allocations of Profits under Section 6.1(a)(i) or gains under this Section 6.1(c)(i);

              (ii) Second, to DezCon in an amount equal to $234,000; and

              (iii) The balance, if any, shall be prorata to DezCon and
                   Advantage in accordance with their Percentage Interests.

     SECTION 6.2. SPECIAL ALLOCATIONS. The following special allocations shall be made in the following order:

         (a) Minimum Gain Charge-back. Except as otherwise provided in section 1.704-2(f) of the Treasury Regulations, notwithstanding any other provision of this Article 6, if there is a net decrease in Minimum Gain during any Fiscal Period, each Member shall be specially allocated items of income and gain for the Fiscal Period (and, if necessary, subsequent Fiscal Periods) in an amount equal to the Member's share of the net decrease in Minimum Gain, determined in accordance with section 1.704-2(g) of the Treasury Regulations. The items to be so allocated shall be determined in accordance with sections 1.704-2(i)(4) and (j)(2) of the Treasury Regulations. This
    Section 6.2(a) is intended to comply with the minimum gain charge-back requirement in section 1.704-2(f) of the Treasury Regulations and shall be interpreted consistently therewith.

         (b) Member Minimum Gain Charge-back. Except as otherwise provided in section 1.704-2(i)(4) of the Treasury Regulations, notwithstanding any other provision of this Article 6, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Fiscal Period, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to the Member

    Nonrecourse Debt, determined in accordance with section 1.704-2(i)(5) of the Treasury Regulations, shall be specially allocated items of income and gain for the Fiscal Period (and, if necessary, subsequent Fiscal Periods) in an amount equal to the Member's share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to the Member Nonrecourse Debt, determined in accordance with section 1.704-2(i)(4) of the Treasury Regulations. The items to be so allocated shall be determined in accordance with sections 1.704-2(i)(4) and (j)(2) of the Treasury Regulations. This Section 6.2(b) is intended to comply with the minimum gain charge-back requirement in section 1.704-2(i)(4) of the Treasury Regulations and shall be interpreted consistently therewith.

         (c) Qualified Income Offset. If any Member unexpectedly receives any adjustments, allocations, or Distributions described in section 1.704-1(b)(2)(ii)(d)(4), (5), or (6) of the Treasury Regulations, items of income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of the Member as quickly as possible, provided that an allocation pursuant to this Section 6.2(c) shall be made if and only to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article 6 have been tentatively made as if this Section 6.2(c) were not in this Operating Agreement.

         (d) Gross Income Allocation. If any Member has an Adjusted Capital Account Deficit (determined without regard to the second adjustment listed in the definition of the term in Section 1.2) at the end of any Fiscal Period, each such Member shall be specially allocated items of income and gain in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit as quickly as possible; provided that an allocation pursuant to this Section 6.2(d) shall be made if and only to the extent that the Member would have an Adjusted Capital Account Deficit in excess of this amount after all other allocations provided for in this Article 6 have been tentatively made as if this Section 6.2(d) and Section 6.2(c) were not in this Operating Agreement.


         (e) Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Period shall be allocated among the Members in accordance with Section 6.1(a).

         (f) Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Fiscal Period shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which the Member Nonrecourse Deductions are attributable in accordance with section 1.704-2(i)(1) of the Treasury Regulations.

         (g) Section 754 Adjustment. To the extent that an adjustment to the adjusted tax basis of any Company asset pursuant to section 734(b) or section 743(b) of the Code is required to be taken into account, pursuant to section 1.704-1(b)(2)(iv)(m)(2) or (4) of the Treasury Regulations, in determining Capital Accounts as the result of a Distribution to a Member in complete liquidation of his or her Membership Interest, the amount of the adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the asset's basis) or loss (if the adjustment decreases the asset's basis), and this gain or loss shall be specially allocated (i) to the Members in accordance with Section 6.1 if section 1.704-1(b)(2)(iv)(m)(2) of the Treasury Regulations applies, or (ii) to the Members to whom the Distribution was made if section 1.704-1(b)(2)(iv)(m)(4) of the Treasury Regulations applies.

         (h) Imputed Interest. To the extent that the Company has taxable interest income or expense with respect to any obligation relating to a Member pursuant to section 483, sections 1271-1288, or section 7872 of the
    Code:

              (i) the interest income or expense shall be specially allocated to the Members to whom the obligation relates; and

              (ii) the amount of the interest income or expense shall be excluded from the Capital Contributions credited to the Member's Capital Account in connection with payments of principal with respect to the obligation.

         (i) Allocations Relating to Taxable Issuance of Membership Interests. Any income, gain, loss, or deduction realized as a direct or indirect result of the issuance of Membership Interests shall be allocated among the Members so that, to the extent possible, the net amount of the items, together with all other allocations to each Member under this Operating Agreement, shall be equal to the net amount that would have been allocated to each such Member if the items had not been realized.

    SECTION 6.3. CURATIVE ALLOCATIONS. The allocations set forth in Sections 6.2(a)-6.2(g) above (the "regulatory allocations") are intended to comply with certain requirements of the Treasury Regulations. It is the Members' intent that, to the extent possible, all regulatory allocations shall be offset either with other regulatory allocations or with special allocations of other items of income, gain, loss, or deduction pursuant to this Section 6.3. Therefore, notwithstanding any other provision of this Article 6 (other than the regulatory allocations), the Members shall make such offsetting special allocations of income, gain, loss, or deduction in whatever manner they reasonably determine appropriate so that, after the offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital

Account balance the Member would have had if the regulatory allocations were not part of this Operating Agreement and all such items were allocated pursuant to Sections 6.1, 6.2(h), 6.2(i) and Section 6.4. In exercising their discretion under this Section 6.3, the Members shall take into account future regulatory allocations under Sections 6.2(a) and 6.2(b) that, although not yet made, are likely to offset other regulatory allocations previously made under Sections 6.2(e) and 6.2(f).

    SECTION 6.4. TAX ALLOCATIONS.

         (a) Capital Contributions. In accordance with section 704(c) of the Code and the Treasury Regulations under that section, income, gain, loss, and deduction with respect to any Capital Contribution shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the property's adjusted basis to the Company for federal income tax purposes and its initial Value.

         (b) Adjustment of Value. If the Value of any Company asset is adjusted, subsequent allocations of income, gain, loss, and deduction with respect to the asset shall take account of any variation between the asset's adjusted basis for federal income tax purposes and its Value as so adjusted in the same manner as under section 704(c) of the Code and the Treasury Regulations under that section.

         (c) Elections. Any elections or other decisions relating to the allocations shall be made by the Members in any manner that reasonably reflects the purpose and intent of this Operating Agreement. Allocations pursuant to this Section 6.4 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Capital Account or share of Profits, Losses, other items, or Distributions pursuant to any provision of this Operating Agreement.

                                    ARTICLE 7
                      RIGHTS AND DUTIES OF MANAGING MEMBER

     SECTION 7.1. MANAGEMENT The day-to-day business and affairs of the Company shall be managed by its Managing Member. Except for situations in which the approval of the Members is expressly required by this Operating Agreement, the Managing Member shall have full and complete authority, power and discretion to manage and control the day-to-day business, affairs and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the day-to-day management of the Company's business. Advantage shall be the initial Managing Member of the Company. Decisions outside of the day-to-day business of the Company shall be reserved to the Members.

    SECTION 7.2. AUTHORITY AND POWERS OF MANAGING MEMBER.

         (a) Authority. Without limiting the generality of Section 7.1, the Managing Member for, in the name of, on behalf of, and at the expense of the Company, is authorized to do on the Company's behalf all things that, in its sole judgment, are necessary, proper, or desirable to carry out the normal day-to-day Company business in its ordinary course, including, but not limited to, the right to:

             (i) assume by assignment from DezCon the right to acquire the Property for a purchase price of $605,000.00;

             (ii) enter into the Property Management Contract in substantially the form as that attached hereto as EXHIBIT G;

             (iii) pay out of Company funds all fees and expenses incurred in the organization of the Company and reflected in the Development Budget approved by the Members and attached hereto as EXHIBIT D, as well as all fees and expenses necessary to carry on the business and accomplish the purposes of the Company as contemplated in the Operating Budget for the Company established from time to time under
                   Section 7.8;

             (iv) notwithstanding anything to the contrary in this Operating Agreement, enter into and execute the Leases;

             (v) enter into and execute all documents, instruments, and agreements reasonably deemed by the Managing Member to be necessary, appropriate, or needed for the performance of its duties and the exercise of its powers under this Operating Agreement;

             (vi) subject to the limitations set forth in Section 7.3(b)(xiii), contract on behalf of the Company for the employment and services of employees and independent contractors, attorneys, accountants, architects, and other professionals, consistent with the Operating Budget approved from time to time under
                   Section 7.8, and delegate to such persons the duty to manage or supervise any of the assets or operations of the Company on such compensation terms as deemed appropriate by the Managing Member, provided that any fees paid shall be competitive with fees customarily charged for similar services in the Dane County area;

            (vii)  enter into the Design/Build Contract; and

            (viii) make such elections under Section 754 of the Code or any other appropriate provision of the Code as the Managing Member may in its good faith discretion deem advisable and consistent with the provisions of this Agreement.

         (b) Certificate of Authority. Any person dealing with the Company or the Managing Member may rely on a certificate signed by the Managing Member with respect to:

            (i)    the identity of the Members and Managing Member;

            (ii) the existence or nonexistence of any fact or facts that constitute a condition precedent to acts by the Managing Member or any other matter germane to the Company's affairs;

            (iii) the persons who are authorized to execute and deliver any instrument or document on the Company's behalf; and

            (iv) any other matter whatsoever involving the Company, Managing Member or any Member.

    SECTION 7.3. RESTRICTIONS ON AUTHORITY OF MANAGING MEMBER.

         (a) Absolute Restrictions. The Managing Member shall not have the authority to:

            (i) act in contravention of applicable law or this Operating Agreement or in such a manner as to make it impossible to carry on the Company's ordinary business;

            (ii) possess Company property, or assign rights in specific Company property, for other than a Company purpose; or

            (iii) perform any act that would subject the Members to liability in any jurisdiction except as expressly provided in this Operating Agreement.

         (b) Restrictions Without Consent. Without the unanimous written consent of all Members, the Managing Member shall not have the authority to make decisions outside of the scope of the day to day business of the Company, including but not limited to the following:

            (i) sell or otherwise dispose of all or any portion of the Project;

            (ii) issue additional Membership Interests or admit additional Members;

            (iii) compromise, prosecute, defend or settle any claim against or inuring to the benefit of the Company;

            (iv) make any changes or amendments to the Company's Articles of Organization;

            (v) enter into any construction contract for the Project (other than the Design/Build Contract), or agree to any amendment, modification, extension, or change order to or under the Design/Build Contract;

            (vi) enter into any lease other than the Leases, or enter into any modification, amendment, extension or early termination of any of the Leases;

            (vii) establish capital reserves in excess of the amount approved in the Operating Budget;

            (viii) borrow any sum on behalf of the Project;

            (ix) expend any Project funds in any fiscal period other than (a) amounts in the annual Operating Budget for the Project approved by the Members or (b) the original costs of completing the development of the Project set forth in the Project Budget;

            (x)    refinance the Project or any indebtedness of the Company;

            (xi)   cause the Company to make loans;

            (xii) grant any easements encumbering the Project or execute any deeds conveying any Partnership property; or

            (xiii) enter into any contract with any member of Managing Member or any Affiliate of Managing Member.

    Any request for the consent of the Members in regard to the above referenced actions shall be made by the Managing Member in writing and shall be approved or denied by all

    Members within ten (10) business days of receipt, or such request shall be deemed approved.

    SECTION 7.4. DUTIES AND OBLIGATIONS OF MANAGING MEMBER.

         (a) Operations. The Managing Member shall take all action that may be necessary or appropriate (i) for the continuation of the Company's valid existence as a limited liability company under the WLLCL, and (ii) for the acquisition, development, maintenance, financing, operation, leasing and sale of the Property owned by the Company in accordance with the provisions of this Operating Agreement and applicable laws and regulations.

         (b) Tax Returns. No later than the fifteenth (15th) day of the third
    (3rd) month following the last day of each Fiscal Period of the Company, the Managing Member shall cause to be prepared the state and federal income tax returns for the Company (and shall submit the same to the appropriate governmental agency), and such other information as may be necessary to enable Members to prepare state and federal income tax returns. Each person or entity that was a Member during the Fiscal Period covered by the statement shall be entitled to a copy thereof.

         (c) Accounting. Not later than the tenth (10th) business day after the end of each month, Managing Member shall provide to the Members an accounting of all income and expenses for the preceding month. In preparing the accounting, the Managing Member shall maintain the financial records of the Company on an accrual basis in accordance with GAAP and Advantage's auditors' instructions. At any time, Advantage may perform all or any of the tasks set forth in this Section 7.4 (b) or (c), upon ten (10) days prior written notice to Managing Member, in which case Managing Member shall no longer perform the tasks set forth in Advantage's notice.

         (d) Financial Statements. No later than the fifteenth (15th) day of the third (3rd) month following the last day of each Fiscal Period of the Company, Advantage shall cause to be prepared financial statements of the Company as of the close of the preceding Fiscal Period (in form audited, compiled or otherwise), as the Managing Member shall deem appropriate. The Managing Member shall cooperate with Advantage's auditor in this regard, and a copy of the financial statements shall be provided to all Members. The cost of preparing the financial statements shall be paid by the Company.

    SECTION 7.5. LIMITATION ON LIABILITY OF MANAGING MEMBER; INDEMNIFICATION. The Managing Member shall not be liable, responsible, or accountable in damages or otherwise to the Members for any act or omission pursuant to the authority granted the Managing Member by this Operating Agreement if the Managing Member acted (a) in good faith and in a manner he reasonably believed to be within the scope of the authority granted to him by this Operating Agreement, and (b) in the best interests, or not opposed to the best interests, of the Company, provided that the Managing Member shall not be relieved of liability for any claim, issue, or matter as to which the Managing Member shall have been finally determined to have violated section 183.0402 of the WLLCL. Subject to this limitation, in the case of any such determination of liability, the Company shall indemnify and allow expenses to the Managing Member to the fullest extent permitted or required by section 183.0403 of the WLLCL.

    SECTION 7.6. NO COMPENSATION. The Managing Member shall not receive any salary, fee, or draw for services rendered to or on behalf of the Company, but the Managing Member shall be reimbursed for any out-of-pocket expenses incurred by the Managing Member on behalf of the Company consistent with the Operating Budget approved by the Members under Section 7.8.

    SECTION 7.7. DEVELOPMENT BUDGET. Prior to the commencement of construction of the Project, each Member shall approve in writing the Development Budget prepared by DezCon or its Affiliate. Each Member shall raise any objections it may have to the Development Budget within thirty (30) days after the date of this Agreement, or that Member shall be deemed to have approved the Development Budget. If any Member raises any objection to the Development Budget, the Members shall negotiate in good faith to resolve any dispute and adopt and approve of the Development Budget. The Development Budget, once approved by the Members, shall not be modified without the consent of all of the Members.

    SECTION 7.8. OPERATING BUDGET. Prior to the commencement date of the original term of the Leases (whichever is earlier) and thereafter prior to December 1 of each calendar year, Managing Member will direct Planning Associates under the Property Management Contract to prepare and submit to all Members an operating budget ("Operating Budget") for the current calendar year with respect to the first Operating Budget submitted prior to the commencement date of the term of the Leases and for the following calendar year with respect to each subsequent Operating Budget required to be prepared hereunder. Each Member shall raise any objections it may have to the Operating Budget submitted by Planning Associates (or any successor property manager) within thirty (30) days after receipt of the proposed Operating Budget, or that Member shall be deemed to have approved the Operating Budget as so submitted by Planning Associates (or any successor property manager). If any Member raises any objection to the Operating Budget, the Members shall negotiate in good faith to resolve any dispute and adopt an approved Operating Budget. If after thirty (30) days of negotiations the Members are unable to reach agreement on an Operating Budget, an impasse shall be deemed to have occurred for purposes of Article 9. An Operating Budget, once approved by the Members, shall not be modified without the consent of all the Members.

                                    ARTICLE 8
                               ACTIONS BY MEMBERS

    SECTION 8.1 ACTION. Any action requiring the consent of the Members may be taken either by the vote of the Members at a meeting of the Members or by the unanimous written consent of the Members without a meeting. No person other than a Member may challenge an act taken by the Managing Member on behalf of the Company based on the failure to obtain the requisite consent, and any act taken by the Company with respect to a third party having no actual knowledge of such a failure shall be binding against the Company.

    SECTION 8.2. OTHER BUSINESS ACTIVITIES. The Members and their respective Affiliates may engage independently or with others in other business ventures of every nature and description, including, without limitation, the rendering of advice or services of any kind to other persons and the making or management of other investments. Nothing in this Operating Agreement shall be deemed to prohibit the Members or their respective Affiliates from dealing or otherwise engaging in business with persons transacting business with the Company or from providing services relating to the purchase, sale, management, development, or operation of real property and receiving compensation for those services. Neither the Company nor any Member shall have any right by virtue of this Operating Agreement, or the relationship created by this Operating Agreement or by the Articles, in or to such other ventures or activities, or to the income or proceeds derived from such other ventures or activities, and the pursuit of such ventures shall not be deemed wrongful or improper. Notwithstanding any other provision of this Section 8.2, for a period ending June 30, 2000 or for a period ending on the date on which there is no vacant leaseable space in the Project, whichever is first to occur ("Initial Management Period"), and for as long as Planning Associates or an Affiliate of Planning Associates or DezCon is property manager of the Project, neither DezCon nor Planning Associates nor any Affiliate of DezCon or Planning Associates shall manage directly or indirectly, any multi-tenant office building within a three mile radius of the Project.

    After the Initial Management Period, provided that Planning Associates or an Affiliate of Planning Associates or DezCon is the property manager of the Project, if leaseable space becomes available in the Project, DezCon and Planning Associates and their Affiliates will use their best efforts to lease such space, notwithstanding their association with any other multi-tenant office building within said three-mile radius.

    SECTION 8.3. AUDIT RIGHTS. Any Member shall have the right to audit the books and records of the Company maintained by the Managing Member. The cost of any such audit shall be borne by the Member requesting the audit unless such audit discloses a material discrepancy, in which case the Managing Member shall individually reimburse the requesting Member for the cost of such audit; provided, further, that the Managing Member's obligation to reimburse the requesting Member hereunder shall not exceed the product of (i) the aggregate amount of discrepancies discovered by the audit, multiplied by (ii) the Percentage Interest of the requesting Member.

                                    ARTICLE 9
                        TRANSFER OF MEMBERSHIP INTERESTS

    SECTION 9.1 GENERAL RESTRICTIONS ON TRANSFERS. Except in accordance with the terms of this Operating Agreement, no Member may Transfer all or any portion of his or its Membership Interest without the prior written consent of all of the Members, which consent may be withheld by a Member in his or its sole and unrestricted discretion. Any Transfer, attempted Transfer, or purported Transfer in violation of this Operating Agreement's terms and conditions shall be null and void. For purposes of this Agreement, the transfer of voting control of DezCon to other than Thomas Pientka and/or James Pientka shall constitute a Transfer of DezCon's Membership Interest.

    SECTION 9.2. PERMITTED ASSIGNEES. A Member may assign all or any portion of his or its Membership Interest as a Member in the Company to a Permitted Assignee. Unless agreed to by the unanimous consent of the Members, a Permitted Assignee shall not become a substituted Member hereunder and shall not be entitled to participate in or interfere with any decisions affecting the Company or its business affairs; and its Membership Interest shall continue to be deemed to be held by the Transferor with respect to all management decisions and voting by Members until such Permitted Assignee is admitted as a substitute Member. Such Permitted Assignee, however, shall be entitled to the Transferor's interest in the distributions, profits and losses of the Company to the extent of the Membership Interest assigned and shall be responsible for making future Member contributions in accordance with the provisions of Section 3.3. Notwithstanding assignment to a Permitted Assignee the Transferor shall remain liable for any and all obligations of the Transferor hereunder applicable to the Membership Interest being transferred.

    No assignment of Membership Interest to a Permitted Assignee will be valid or effective until the Permitted Assignee takes all actions and executes all instruments, if any, required by legal counsel to the Company in order for such assignment to comply with the applicable federal or state laws and regulations relating to the assignment of Membership Interests or with this Operating Agreement.

         SECTION 9.3. RIGHT OF FIRST REFUSAL.

         (a) Notice of Transfer. Except in the case of a Transfer to a Permitted Assignee pursuant to Section 9.2, or an Involuntary Transfer pursuant to
    Section 9.5, a Transferor who intends to Transfer all or any portion of his Membership Interest to someone other than a Permitted Transferee or Involuntary Transferee must send a Notice of Transfer to the Company, and the applicable provisions of this Section 9.3 must be complied with, before a Transfer will be effective and the Transferee will be considered a Member. The Managing Member shall deliver a copy of each Notice of Transfer to each other Member promptly upon receipt of the notice.

         (b) Option to Purchase. A Transferor may not Transfer all or any portion of the Transferor's Membership Interest pursuant to Section 9.3(c), without first offering to sell the Membership Interest to the other Member. The other Member shall have thirty (30) days from the date of receipt of the Notice of Transfer to exercise the option to purchase contained in this
    Section 9.3(b) by providing written notice of such exercise to the Transferor. If exercised, the Transferor shall be obligated to sell, and the other Member shall be obligated to purchase all of the Transferor's Membership Interest being offered upon the same terms, conditions and price as offered by the Transferee and described in the Notice of Transfer. If the offer of sale is not accepted by the other Member with respect to the entire Membership Interest offered for sale, then the Transferor may Transfer the Transferor's entire Membership Interest being offered pursuant to Section 9.3(c).


         (c) Transfer to Third Party. If the Transferor's entire Membership Interest is not purchased as provided in Section 9.3(b), the Transferor may Transfer all (but not less than all) of the Transferor's Membership Interest pursuant to this Section 9.3(c), at which time the Transferee shall become a Member.

              (i) The Transferor may Transfer all (but not less than all) of the Membership Interest identified in the Notice of Transfer to the third party designated in the Notice of Transfer at the same price and on the same terms of payment specified in the Notice of Transfer, provided that the Transfer is made within one hundred twenty (120) days after the date of the Notice of Transfer.

              (ii) The Transferee must, as part of the closing of the Transfer, sign a counterpart to this Operating Agreement, agreeing for the benefit of the other Members to be bound by this Operating Agreement to the same extent as if the Transferee had been an original party to this Operating Agreement as a Member.

             (iii) The Transferee must, as part of the closing of the Transfer, take all actions and execute all instruments required by the Company in order for the Transfer to comply with any applicable federal or state laws and regulations relating to the Transfer of a Membership Interest or with this Operating Agreement.

         If the Membership Interest proposed to be transferred pursuant to the Notice of Transfer is not transferred within the applicable periods and in accordance with the foregoing provisions of this Section 9.3(c), the Membership Interest shall again be subject to the restrictions of this
         Article 9.

    SECTION 9.4. RESTRICTION ON TRANSFER. Any Transfer, attempted Transfer, or purported Transfer in violation of the terms and conditions of this Operating Agreement shall be null and void.

    SECTION 9.5. INVOLUNTARY TRANSFER. A Transferor may Transfer all or any portion of his or its Membership Interest in an Involuntary Transfer to a person other than the Company, provided that the applicable provisions of this Section
9.5 are complied with before the Involuntary Transfer becomes effective, at which time the Involuntary Transferee will have only the rights provided in
Section 9.5(c).

         (a) Notice to Company. The Transferor and the Involuntary Transferee shall each immediately deliver a Notice of Involuntary Transfer to the Company. The Notice of Involuntary Transfer shall constitute an Offer to sell to the Company the Membership Interest identified in the Notice of Involuntary Transfer for an amount equal to the fair market value of the Transferor's Membership Interest, calculated as of the last day of the calendar month immediately preceding the date of the Involuntary Transfer in the manner provided under Section 9.8 (and calculated without regard to any minority discount). The sale amount shall be payable pursuant to the terms of payment set forth in Section 9.8.

         (b) Option to Purchase. Within the ninety (90) day period commencing on the date of the receipt of the Notice of Involuntary Transfer, the Company shall either reject the Offer or accept the Offer by written notice to the Involuntary Transferee during the ninety (90) day period.

         (c) Failure to Exercise. If the Company does not accept the Offer within the applicable time period pursuant to Section 9.5(b), the Involuntary Transfer shall become effective. An Involuntary Transferee shall not be entitled to participate in or interfere with any decisions affecting the Company or its business affairs; and its Membership Interest shall continue to be deemed to be held by the Transferor with respect to all management decisions and voting by Members until such Involuntary Transferee is admitted as a substitute Member. Such Involuntary Transferee, however, shall be entitled to the assigning Member's interest in the distributions, profits and losses of the Company to the extent of the Membership Interest assigned and shall be responsible for making future Member contributions in accordance with the provisions of Section 3.3. Notwithstanding assignment to an Involuntary Transferee, the Transferor shall remain liable for any and all obligations of the Transferor hereunder applicable to the Member Interest being transferred.

    SECTION 9.6. RESTRICTION ON WITHDRAWAL. No Member may withdraw from the Company without the prior written consent of all of the Members, which consent may be withheld by a Member in his or her sole and unrestricted discretion. Any withdrawal without said consent shall be null and void. In the event a Member withdraws with the prior written consent of all of the Members, the Company shall redeem all of the Membership Interest Held by the Member and any Permitted Transferee or Involuntary Transferee to whom the Member has Transferred a Membership Interest. The redemption price for the Membership Interest shall be an amount equal to the fair market value of the Membership Interest of the withdrawing Member, calculated as of the last day of the calendar month immediately preceding the redemption date in the manner provided under Section
9.9 (and calculated without regard to any minority discount), which amount shall be payable pursuant to the terms of payment set forth in Section 9.8.

    SECTION 9.7. TIME AND PLACE OF CLOSING. Except as otherwise agreed by the Company, the closing of any Transfer pursuant to this Article 9 shall occur at the Company's principal office on such day as the parties shall agree, but in any event within ninety (90) days after the date of acceptance of the Offer under Section 9.3(b) or Section 9.5(b), as applicable.

    SECTION 9.8. TRANSFER AND PAYMENT OF PURCHASE PRICE. At the closing, the Transferor shall deliver the Membership Interest that is subject to the Transfer free and clear of any liens, security interests, encumbrances, charges, or other restrictions (other than those created pursuant to this Operating Agreement), together with all such instruments or documents of conveyance as shall be reasonably required in connection with the Transfer. The purchase or redemption price for the Membership Interest shall be paid in full at closing of the Transfer.

    SECTION 9.9. FAIR MARKET VALUE. Whenever this Agreement calls for the determination of the fair market value of a Member's Membership Interest in the Company, the Members shall first attempt to agree upon the fair market value. If the Members are unable to agree upon the fair market value, either Member may, by written notice to the other, designate a professional real estate appraiser having at least ten (10) years professional experience in the appraisal of commercial office buildings in the Madison metropolitan area and who shall be in all respects impartial and disinterested. If the other Member objects to such appraiser, that Member shall propose an alternate appraiser similarly qualified by written notice to the first Member within fifteen (15) days after receipt of the first Member's notice, or the other Member shall be deemed to have accepted the appraiser proposed by the first Member. The first Member shall have fifteen (15) days after receipt of the other Member's proposal of an alternate appraiser to object to such proposal, or the first Member shall be deemed to have accepted the other Member's proposed appraiser. If the first Member timely objects to the other Member's proposed appraiser, then the appraiser selected by the first Member and the appraiser selected by the other Member shall jointly name a third appraiser similarly qualified and that third appraiser shall determine the fair market value of the Membership Interest. Within thirty (30) day after final designation of the appraiser, that appraiser shall render a written opinion on the fair market value of the Membership Interest and shall deliver the same to each of the Members. Such determination of fair market value shall be binding upon each of the Members.

    SECTION 9.10. SPECIFIC PERFORMANCE. The parties declare that it may be impossible to measure in money the damages that will accrue to any party by reason of a failure to perform any of the obligations under this Article 9, and the parties agree that this Article 9 shall be specifically enforced. Therefore, if any Member or Transferee institutes any action or proceeding to enforce the provisions of this Article 9, any person, including the Company, against whom the action or proceeding is brought waives the claim or defense that the party has or may have an adequate remedy at law. The person shall not urge in any such action or proceeding the claim or defense that the remedy at law exists, and the person shall consent to the remedy of specific performance of this Operating Agreement.

    SECTION 9.11. ABSOLUTE RESTRICTIONS ON TRANSFERS. Notwithstanding any other provision of this Article 9, no Transfer of any Membership Interest may be made if, in the opinion of the Company's legal counsel, the Transfer (a) will result in the Company being considered to have been terminated within the meaning of section 708 of the Code; or (b) will violate any applicable federal or state securities laws. Before making any Transfer of any Membership Interest, the Transferor must notify the Company in writing, and the Managing Member shall, if they believe there is a material risk of violating this Section 9.11, obtain an opinion from the Company's legal counsel confirming whether the proposed Transfer will cause such a termination, change in tax status, or violation of securities laws. The Transferor shall bear the responsibility for the legal fees.

    SECTION 9.12. PROHIBITED ELECTION. No Member shall elect to have the Company taxed as a corporation or association without the prior unanimous written consent of all Members.

                                   ARTICLE 10
                               OPTION TO PURCHASE

    SECTION 10.1. IMPASSE. If, with respect to a matter for which unanimous consent is required and the Members are unable to agree, either Member may deliver a notice of the impasse to the other Member ("Impasse Notice"), describing the matter on which the parties are unable to agree. If, after three
(3) months after the delivery of the Impasse Notice by either Member, the Members have not agreed on the matter described in the Impasse Notice, then any Member may declare a deadlock situation and the provisions of Section 10.2 shall then apply. In this connection, where a decision requires the unanimous consent of the Members, each Member agrees that it will not capriciously or unreasonably withhold or delay consent to or approval of any such action.

    SECTION 10.2 OFFER UPON IMPASSE. In the event of the occurrence of an impasse (as defined in Section 10.1), either (i) Advantage may offer by written notice (the "Impasse Call Option") to DezCon to buy DezCon's entire interest in the Company (including any interest in the Company transferred by DezCon after the date hereof) at the fair market value of the Membership Interests of the DezCon, as determined in accordance with Section 9.9, or (ii) DezCon may require Advantage to buy DezCon's entire interest in the Company(including any interest in the Company transferred by DezCon after the date hereof) at the fair market value of the Membership Interests of DezCon, as determined in accordance with
Section 9.9 ("Impasse Put Option"). Upon delivery of the Impasse Call Option or the Impasse Put Option, Advantage shall be required to buy and DezCon shall be required to sell its entire Membership Interests in the Company (including any interest in the Company transferred by DezCon after the date hereof) in accordance with the provisions of Section 10.4.

    SECTION 10.3. OFFER UPON INSTITUTE LEASING THE PLANNING ASSOCIATES SPACE. If at any time the Institute exercises its option to lease the Planning Associates Space (as defined in the Lease entered into by the Company and the Institute, set forth on EXHIBIT E attached hereto ("Institute Lease")) pursuant to section
1.8 of the Institute Lease, or is then leasing the Planning Associates Space, then (i) Advantage shall have the option to purchase at fair market value the entire Membership Interest of DezCon in the Company (including any interest in the Company transferred by DezCon after the date hereof) at the fair market value of the Membership Interests of DezCon as determined in accordance with
Section 9.9 ("Call Option"), and (ii)DezCon shall have the option to require Advantage to purchase the entire Membership Interest of DezCon in the Company (including any interest in the Company transferred by DezCon after the date hereof) at the fair market value of the Membership Interests of DezCon as determined in accordance with Section 9.9 ("Put Option"). The Call Option and the Put Option shall be exercised by providing written notice to the other Member and the Company. Upon delivery of the Call Option or the Put Option, Advantage shall be required to buy and

DezCon shall be required to sell DezCon's entire membership interest in the Company (including any interest in the Company transferred by DezCon after the date hereof) in accordance with the provisions of Section 10.4. Notwithstanding the foregoing, if the Call Option is exercised and closing or conveyance of DezCon's Membership Interests occurs during the sixth through the tenth year of the original term of the Planning Associates lease, the purchase price paid by Advantage shall be increased by the product of (a) the fair market value of DezCon's Membership Interests multiplied by (b) the "Call Premium Percentage". For purposes hereof, the "Call Premium Percentage" shall mean 50% in year 6, 40% in year 7, 30% in year 8, 20% in year 9 and 10% in year 10.

    SECTION 10.4. CLOSING. Upon delivery of the Call Option, the Impasse Call Option, the Impasse Put Option or the Put Option, the closing thereof shall occur within thirty (30) days after the determination of fair market value of DezCon's Membership Interests. At closing, the purchase price shall be paid in cash or its equivalent by Advantage and DezCon shall duly execute and deliver all documents reasonably necessary to transfer all of its interest in the Company, free and clear of all liens and encumbrances. Any party that acquires any of DezCon's interest in the Company after the date hereof agrees to be bound by this Article 10.


                                   ARTICLE 11
                    DISSOLUTION, TERMINATION, AND LIQUIDATION
                                   OF COMPANY

    SECTION 11.1.EVENTS CAUSING DISSOLUTION. The Company shall be dissolved upon the happening of any Dissolution Event, but shall not be dissolved upon an "event of dissociation" as defined in Section 183.0802 of the WLLCL.

    SECTION 11.2. TERMINATION. Dissolution of the Company shall be effective on the date on which the Dissolution Event occurs, but the Company shall not terminate until articles of dissolution have been duly filed under the WLLCL, the Company's affairs have been wound up, and the Company's assets have been distributed as provided in Section 11.3. Notwithstanding the Company's dissolution, this Operating Agreement shall continue to govern the Company's business and the Members' affairs until the Company is terminated and liquidated.

    SECTION 11.3. LIQUIDATION. On the effective date of the dissolution, the Managing Member shall proceed with the winding up and liquidation of the Company by the application and Distribution of assets as follows:

         (a) Payment of Debts to Third Parties. The assets shall first be applied to the payment of the Company's liabilities (other than any loans or advances that may have been made to the Company by a Member) and the liquidation expenses. A reasonable time shall be allowed for the orderly liquidation of the Company's assets and the discharge of liabilities to creditors so as to enable the Managing Member to minimize any losses resulting from the liquidation.

         (b) Reserves. Fund any Reserves established by the Members for all contingent liabilities of the Company.

         (c) Payment of Debts to Members. The remaining assets shall next be applied to the repayment of any loans or advances (but not any Capital Contribution) made by the Members to the Company, in proportion to the relative amounts lent or advanced by them.

         (d) Payment of Distributions to Members. The remaining assets shall be distributed to the Members pursuant to Section 5.3.

    SECTION 11.4. FILING AND NOTICE. The Managing Member shall promptly execute and file on the Company's behalf articles of dissolution as provided in section
183.0906 of the WLLCL. The Managing Member shall also notify the Company's known claimants as provided in section 183.0907 of the WLLCL and publish a notice of the Company's dissolution as provided in section 183.0908 of the WLLCL.

    SECTION 11.5. DISTRIBUTIONS IN KIND. If any Distribution of the Company's assets is to be in kind, the Distribution shall be on the basis of the Value of the assets, and any Member entitled to an interest in the assets shall receive the interest as a tenant-in-common with all other Members so entitled.

    SECTION 11.6. LIMITATION ON LIABILITY. Each Holder of a Membership Interest shall look solely to the Company's assets for all Distributions from the Company and the return of his or its Capital Contribution to the Company and shall have no recourse (upon dissolution or otherwise) against any other Members or any of their Affiliates.

    SECTION 11.7. ABANDONMENT OF PROJECT. Notwithstanding anything contained in this Operating Agreement to the contrary, if a Dissolution Event described in
Section 1.2(p)(ii) occurs, in lieu of dissolving the Company, Advantage may elect, by giving written notice to DezCon within ten (10) business days after the date of such Dissolution Event, to acquire all of DezCon's interest in the Company for a purchase price equal to the amount of DezCon's Capital Contribution actually paid to the Company. In addition, Advantage shall reimburse DezCon for all actual out-of-pocket expenses, including design and engineering expenses incurred by DezCon in connection with the pursuit of development of the Project not previously paid by or reimbursed to DezCon from the Company. If Advantage so elects to purchase DezCon's interest in the

Company, the Company shall retain the architectural/design and engineering work product as completed to date, including all CAD files.

                                   ARTICLE 12
                                BOOKS AND RECORDS

    SECTION 12.1. BOOKS AND RECORDS. The Company's books and records shall be maintained at the Company's principal office and shall be available for examination by any Member or any Member's duly authorized representative(s) at any reasonable time.

    SECTION 12.2. COMPANY FUNDS. The Company's funds may be deposited in such banking institutions as the Managing Member determine, and withdrawals shall be made only in the regular course of the Company's business on such signature or signatures as the Managing Member determines. All deposits and other funds not needed in the operation of the business may be invested in certificates of deposit, short-term money market instruments, government securities, money market funds, or similar investments as the Managing Member reasonably determines.

    SECTION 12.3. AVAILABILITY OF INFORMATION. The Company shall keep at its principal office and place of business, and each Member shall have the right to inspect and copy, all of the following:

         (a) a current list of the full name and last-known business address of each Member or former Member, the date on which each Member or former Member became a Member and the period of his or her Membership, and the date on which any former Member ceased to be a Member;

         (b) a copy of the Articles and all amendments to the Articles;

         (c) copies of the Company's federal, state, and local income tax returns and financial statements, if any, for its four (4) most recent years;

         (d) copies of this Operating Agreement and any written amendments to this Operating Agreement; and

         (e) any records kept pursuant to this Operating Agreement. Each Member shall have the right to obtain from the Company from time to time on reasonable demand, at the Member's cost and expense, copies of any such information, except to an attorney of the Company or of such person, a financial institution in connection with a financial transaction of the Company or of such person, or as required by law.

                                   ARTICLE 13
                                     REPORTS

On or before the fifteenth (15th) day of the third (3rd) calendar month after the end of each Fiscal Period, the Managing Member shall send to each person who was a Member at any time during the Fiscal Period then ended (a) a balance sheet as of the end of the Period, (b) statements of income, Members' equity, changes in financial position, and a cash flow statement for the period, and (c) such tax information as is necessary or appropriate for the Members' preparation of their individual federal and state income tax returns. In addition, the Managing Member shall provide to each Member semi-annual income and expense reports and management reports highlighting any issues that the Managing Member believes in its good faith opinion should be considered by the Members, along with copies of any other financial report Managing Member may prepare for the Project.

                                   ARTICLE 14
                                  MISCELLANEOUS

    SECTION 14.1. AMENDMENTS TO OPERATING AGREEMENT. No amendment or modification of this Operating Agreement shall be valid unless in writing and signed by all of the Members.

    SECTION 14.2. BINDING PROVISIONS. The agreements contained in this Operating Agreement shall be binding on and inure to the benefit of the heirs, executors, administrators, personal representatives, successors, and assigns of the respective parties to this Operating Agreement. This Operating Agreement shall not inure to the benefit of any other person and no third-party beneficiary claims may be based on this Operating Agreement.

    SECTION 14.3. APPLICABLE LAW. This Operating Agreement shall be governed by and construed in accordance with the laws of the state of Wisconsin without regard to its choice of law provisions.

    SECTION 14.4. SEPARABILITY OF PROVISIONS. Each provision of this Operating Agreement shall be considered separable, and if for any reason any provision or provisions are determined to be invalid and contrary to any existing or future law, the invalidity shall not impair the operation of those portions of this Operating Agreement that are valid.

    SECTION 14.5. HEADINGS. Section headings are for descriptive purposes only and shall not control or alter the meaning of this Operating Agreement as set forth in the text.

    SECTION 14.6. INTERPRETATION. When the context in which words are used in this Operating Agreement indicates that such is the intent, words in the singular shall include the plural, and vice versa, and pronouns in the masculine shall include the feminine and neuter, and vice versa.

    SECTION 14.7. CONFIDENTIALITY. This Operating Agreement, the Company's business and affairs, the Company's books and records, and any information relating to the foregoing are confidential and private. Each person Holding a Membership Interest agrees to maintain the confidentiality of, and not to disclose, any such information, except to an attorney, accountant, or other professional advisor of the Company or of such person, a financial institution in connection with a financial transaction of the Company or of such person, or as required by law.

    SECTION 14.8. NOTICE. Any notice required or permitted to be given pursuant to this Operating Agreement shall be valid only if in writing and upon actual receipt by its intended recipient. Any person required to give notice pursuant to this Operating Agreement shall have the burden of proving the validity of the notice.

    SECTION 14.9. COUNTERPARTS. This Operating Agreement may be executed in counterparts, all of which shall constitute the same agreement.

    IN WITNESS WHEREOF, the undersigned have executed this Operating Agreement as of the date first written above.


                                         Advantage Learning Systems, Inc.

                                         By:/s/ Michael H. Baum, CEO
                                            --------------------------------


                                         DezCon, LLC

                                         By:/s/ Thomas Pientka
                                            --------------------------------
                                            Thomas Pientka, Member

                                         By:/s/ James Pientka
                                            --------------------------------
                                            James Pientka, Member

                                 ACKNOWLEDGMENT


    THE UNDERSIGNED hereby acknowledges that EXHIBIT B hereto contains a true and correct copy of the Articles of Organization filed by me with the Wisconsin Department of Financial Institutions to organize the Company.



                                            /s/ Michael J. Dwyer
                                            --------------------------------
                                            Michael J. Dwyer, Organizer